FOURTH AMENDMENT TO LOAN AGREEMENT

This Fourth Amendment to the Loan Agreement dated September 11, 2006, as amended on November 27, 2006, April 11, 2007 and November 30, 2007, (collectively, the “Loan Agreement”) between Asset Protection Fund Ltd. (the “Lender”) and Canyon Copper Corp. (the “Borrower”) is made and entered into effective as of the 13th day of January, 2009 (the "Effective Date"), between the Borrower and the Lender.

WHEREAS:

A.           The Borrower and the Lender entered into the Loan Agreement whereby the Lender agreed to loan $250,000 to the Borrower (the “Loan”).

B.           The Lender has agreed to extend the term of the Loan to April 11, 2010 on the terms and conditions set out herein.

NOW, THEREFORE, in consideration of the premises contained herein and the sum of $10.00 paid by the Borrower to the Lender, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the terms of the Loan Agreement as follows:

1.	Definitions. Capitalized terms used in this Agreement shall have the same meaning as specified in the Loan Agreement unless the context clearly indicates the contrary.

2.	Amendment. The Loan Agreement is hereby amended as follows:

	(i)	The term “Maturity Date” is replaced in its entirety with the following:

“Maturity Date” means April 11, 2010;

	(ii)	Section 2.1 of the Loan Agreement is replaced in its entirety with the following:

“2.1           Loan and Repayment. The Lender hereby agrees to lend to the Borrower the Principal Sum of $250,000 (U.S.). The Loan shall be made in United States currency and shall be repaid by the Borrower on or before April 11, 2010.”

(iii)	Section 7.1 of the Loan Agreement is replaced in its entirety with the following:

“7.1           The Lender may at its option, at any time prior to April 11, 2010, convert all or any portion of the Principal Sum into that number of fully-paid and non-assessable shares of common stock of the Borrower (the “Conversion Shares”) as shall be equal to the Principal Sum at a conversion rate which shall be the lesser of $0.30 U.S. per share or the closing price of the Borrower’s shares on the Over-the-Counter Bulletin Board on the business day preceding the date that the Borrower provides notice of conversion to the Borrower (the “Notice of Conversion”). Upon receipt of the Notice of Conversion, the Borrower shall issue for no additional consideration one half of a share purchase warrant (each a “Warrant”) for each Conversion Share issued by the Borrower to the Lender. Each whole Warrant shall entitle the Lender to purchase one additional share of the Borrower’s common stock for a period of one year from the date of issuance, at a price of $0.40 per share.”

(iv)	The Promissory Note evidencing the Loan Agreement is hereby replaced in its entirety with the Promissory Note attached hereto as Schedule “A” to this Agreement.

3.	Increase of Interest Rate. In consideration of the Lender extending the term of the Loan, the Borrower agrees to increase the interest rate on the Loan to 15% per annum effective January 11, 2009.

4.	No Other Modification. The parties confirm that the terms, covenants and conditions of the Loan Agreement remain unchanged and in full force and effect, except as modified by this Agreement.

5.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

6.

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

THE BORROWER:

CANYON COPPER CORP.
by its authorized signatory:

/s/ Kurt Bordian
________________________________
Kurt Bordian

THE LENDER:

ASSET PROTECTION FUND LTD.
by its authorized signatory:

/s/ David Dawes
________________________________
David Dawes

Schedule “A”

Promissory Note

CONVERTIBLE PROMISSORY NOTE

EXECUTED BY:	Canyon Copper Corp. (the "Borrower")

IN FAVOUR OF:	Asset Protection Fund Ltd. (the "Lender")

PRINCIPAL AMOUNT:	$250,000 (U.S.)

DATE OF EXECUTION:	January 13, 2009

PLACE OF EXECUTION:	Vancouver, BC, Canada

FOR VALUE RECEIVED the Borrower hereby promises to pay to or to the order of the Lender on April 11, 2010, the principal sum of $250,000 (U.S.), together with interest thereon at the rate of 15% per annum, both before and after maturity from the date hereof.

The Lender may at its option, at any time prior to April 11, 2010, convert all or any portion of the principal sum into that number of fully-paid and non-assessable shares of common stock of the Borrower (the “Conversion Shares”) as shall be equal to the principal sum at a conversion rate which shall be the lesser of $0.30 U.S. per share or the closing price of the Borrower’s shares for the business day preceding the date that the Borrower provides notice of conversion hereunder. Upon exercise of the Lender’s conversion rights hereunder, the Lender shall receive for no additional consideration one half of a share purchase warrant (each a “Warrant”) for each Conversion Share issued by the Borrower to the Lender. Each whole Warrant shall entitle the Lender to purchase one additional share of the Borrower’s common stock for a period of one year from the date of issuance, at a price of $0.40 per share.

The Borrower waives presentment, demand, notice, protest and notice of dishonour and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

The Borrower agrees this Promissory Note may be negotiated, assigned, discounted, or pledged by the Lender and in every case payment will be made to the holder of this Promissory Note instead of the Lender upon notice being given by the holder to the undersigned, and no holder of this Promissory Note will be affected by the state of accounts between the undersigned and the Lender or by any equities existing between the undersigned and the Lender and will be deemed to be a holder in due course and for the value of the Promissory Note held by him.

DATED at Vancouver, BC this 13th day of January, 2009.

CANYON COPPER CORP.
by its authorized signatory:

________________________________